EXHIBIT 99.1

CIT Group Inc.

NOTICE DATE REPORT
(Series A Indenture)

Set forth below is the Notice Date Report for the Quarter ended September 30, 2010, under Section 7.15 (e) of the First Supplemental Indenture between CIT Group Inc., as Issuer, the Guarantors named therein, as Guarantors, and Deutsche Bank Trust Company Americas, as Trustee, Series A Parent Collateral Agent and Series A Subsidiary Collateral Agent, dated as of December 10, 2009

1. Sweep Cash Amount* for the quarter ended September 30, 2010	$889,200,992

2. Other Available Cash* as of September 30, 2010	$5,572,570,145

3a. Payments made during the quarter ended September 30, 2010 on obligations that were Time-To-Fund (TTF) Requirements*	$4,029,623,679

3b. Payments made during the quarter ended September 30, 2010 on Qualified Debt Obligations*	$2,122,374,613

3c. The projected amounts of TTF payments for the 12-month period ending September 30, 2011**	$4,324,226,560

4a. Permitted Bank Investments* made from sweep accounts during the quarter ended September 30, 2010	$0

4b. Required Bank Investments* made from sweep accounts during the quarter ended September 30, 2010	$0

4c. Required Bank Investments* made from Other Available Cash* during the quarter ended September 30, 2010	$19,410,115

5. Business Reinvestments* made from sweep accounts during the quarter ended September 30, 2010	$0

6. Payments made or required to be made to repay or repurchase indebtedness outstanding under the 1st Lien Facility, Series A Notes or Series B Notes, as applicable, during the quarter ending December 31, 2010	$1,396,983,963

7. Cash sweep payment (i.e., “Available Sweep Amount”) required for the quarter ended September 30, 2010	$0

* As defined under the Series A Indenture.

** This amount does not include the $859.7 million optional redemption payment of the Series B Notes made on November 4, 2010.

/s/ Mark A. Carlson
SVP & Assistant Treasurer
CIT Group Inc.